UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2025

Exzeo Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-42937	85-2578837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Century Park Drive
Tampa, Florida		33607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (813) 776-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	XZO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On December 18, 2025, Paresh Patel, our Chief Executive Officer, entered into a written trading plan (the “10b5-1 Plan”), designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s insider trading policy, to acquire up to 100,000 shares or $2 million of the Company’s common stock, par value $0.01 per share (the “Common Stock”), whichever occurs first. Under the 10b5-1 Plan, the shares will be acquired in a series of transactions if the market price of the Common Stock is below certain maximum price thresholds specified in the 10b5-1 Plan. The 10b5-1 Plan is scheduled to terminate on December 18, 2026 (or sooner under certain circumstances including a purchase of all 100,000 shares or $2 million of stock, whichever occurs first, under the plan). The transactions executed in accordance with the 10b5-1 Plan will be disclosed publicly through one or more Form 4 filings with the Securities and Exchange Commission. We do not undertake any obligation to report any modifications or terminations of the 10b5-1 Plan, except to the extent required by law.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exzeo Group, Inc.

Date:	December 22, 2025	By:	/s/ Brook A. Baker
Brook A. Baker Secretary and General Counsel